JOINT VENTURE AGREEMENT

This Joint Venture Agreement (this “Agreement”) is made and entered into this 10th day of October 2005 by and between William R. Jackson, PhD, with offices at P.O. 1749, Evergreen, CO or his assignee (“JACKSON”) and Electric Aquagenics Unlimited, Inc., a Delaware corporation with offices at 1464 West 40 South, Suite 100, Lindon, Utah 84042 (“EAU”). JACKSON and EAU are referred to herein sometimes collectively as the “Parties” and individually as the “Party.”

RECITALS:

WHEREAS, JACKSON is in the business of researching, developing, manufacturing and marketing certain proprietary products that clean, sanitize and protect as well as products that minimize corrosion, mold, mildew, fungi and other microbial growth on interior and exterior surfaces, and have a myriad of application, including agricultural, all of which are more particularly described on Exhibit “A,” attached hereto and incorporated herein by reference (the “JACKSON Products”); and

WHEREAS, JACKSON markets certain of the JACKSON Products to third parties (the “Marketed Products”); and

WHEREAS, JACKSON has contracted with numerous third parties to market the JACKSON Products domestically in multiple market sectors nationally and internationally (the “JACKSON Sales Agents”); and

WHEREAS, certain of the JACKSON Products are in the research and development stage and have not been introduced into the market (the “Undeveloped Products”) and are described on Exhibit “A”; and

WHEREAS, certain of the JACKSON Products are still in the a conceptual stage and are not yet subject to any development and are described on Exhibit “A” (the “Concept Products”); and

WHEREAS, EAU designs, manufactures and sells equipment that produces electrolyzed oxidative water that is useful in a variety of applications, including killing and controlling the growth of mold (the “EO Products”); and

WHEREAS, EAU manufactures products that contain proprietary stabilized oxygen known as “Aquagen®,” (the “Aquagen Products”); and

WHEREAS, EAU markets and sells many of the EO Products and the Aquagen Products in diverse marketing channels that include industrial, commercial and residential applications; and

WHEREAS, JACKSON and EAU desire to establish a limited liability company as a joint venture company, (the “JVC”) for the purpose of developing, promoting, distributing and selling JACKSON Products, including the Marketing Products, the Undeveloped Products and the Concept Products, that may include applications with the EO Products and the Aquagen Products:

NOW, THEREFORE, in consideration of the promises and mutual agreements and covenants herein contained, the parties hereby agree as follows:

ARTICLE 1
NAME AND SCOPE OF BUSINESS; THE JACKSON SALES AGENTS

1.1 Purpose of the JVC. The purpose and scope of the business to be engaged in by the JVC shall be to (A) increase the promotion, distribution and sale of JACKSON Products; and (B) develop, prepare to market and market the Undeveloped Products and the Concept Products, with or without application of the EO Products and the Aquagen Products.

1.2 The JACKSON Sales Agents. The Parties shall retain certain of the JACKSON Sales Agents and empower them to market and sell the EO Products to their current customers; and shall establish direct independent sales agreements with each of the JACKSON Sales Agents to affect the purposes of this paragraph.

ARTICLE 2
FORMATION AND CONTRIBUTIONS

2.1 Formation and Organization. Promptly after the execution of this Agreement, the Parties shall cause “Articles of Organization” (the “Articles”) to be executed and filed with the Nevada Secretary of State and shall execute an “Operating Agreement,” (the “Operating Agreement”) to govern the JVC, acceptable to the Parties. In addition to the foregoing, the parties shall take all other actions required to form the JVC under the laws of the State of Nevada.

2.2 Contributions. Upon the execution of this Agreement or as soon thereafter as is practicable, subject to the conditions set forth in Article 10 of this Agreement,

(A) JACKSON shall transfer or cause to be transferred to the JVC the non-exclusive rights to sell certain of the JACKSON Products identified on Exhibit “A” and the rights to sell to the Undeveloped Products and the Concept Products, pursuant to terms and price to be determined, as JACKSON contributions to the JVC in exchange for its “Membership Interest” (referred as the “JACKSON Membership Interest”) therein; and

(B) JACKSON shall manufacture the JACKSON Products for the JVC and sell such to the JVC at the price stated for each of the respective JACKSON Products set forth on or attached to Exhibit “A”; and to the extent required, will manufacture the Undeveloped Products and the Concept Products, if any, and sell the same to the JVC at the price to be determined for each of the respective products, if any, that may be produced and developed by JACKSON.

(C) EAU shall do the following for its “Membership Interest” (the “EAU Membership Interest”);

•
Deliver to JACKSON, a consulting agreement (the “JACKSON Consulting Agreement”), whereby EAU shall pay to JACKSON the sum of Ten Thousand Dollars ($10,000) per month for JACKSON’s consulting services and for further development, improvement or application use of the JACKSON Products, set forth on Exhibit “A”, and for management services as described in Article 3;

•	Commit to specific funding and other resources in order to develop marketing for the Undeveloped Products and the Concept Products, if any, for the JVC;
•
Provide capital for JACKSON’s basic infrastructure, according to a budget (the “Budget”) that the Parties shall agree upon that will include the monies paid pursuant to the Consulting Agreement or other specified agreements;

•	Deliver to JACKSON One Hundred Thousand (100,000) shares of Electric Aquagenics Unlimited, Inc., a Delaware corporation, restricted common stock;
•
Provide resources necessary to develop marketing and sale of the Undeveloped Products and the Concept Products, if any that may be produced and developed by JACKSON. All of the above EAU expenditures are referred to herein collectively as the “EAU Capital Contributions”).

2.3 JVC Exclusive Joint Ventures. The Parties shall initially designate certain proposed Exclusive Joint Venture projects as set forth on Exhibit “B”, which from time to time may be amended or enhanced upon mutual written agreement signed by the Parties.

ARTICLE 3
MANAGEMENT

3.1 Manager. Subject to the provisions of the Articles and the Operating Agreement as to any actions required to be authorized or approved by the JVC’s members, the business and affairs of the JVC shall be managed and all its powers shall be exercised jointly by JACKSON and EAU.

3.2 Officers. Subject to the provisions of the Articles and the Operating Agreement, the officers of the JVC shall be a president, a secretary, and a treasurer, who shall also be the chief financial officer of the JVC.

3.3 Personnel. The Parties agree that the policy of the JVC is that it will pay no salary or fees, other than the JACKSON Consulting Agreement, to anyone employed by JACKSON or EAU unless such person is engaged full-time in the operation of the JVC and such salary or fee shall be commensurate with amounts generally paid for such services in Nevada.

ARTICLE 4
FINANCIAL AND ACCOUNTING PRINCIPLES OF THE JOINT VENTURE COMPANY

4.1 Books and Records. Throughout the term of this Agreement, the Parties shall ensure that the JVC maintains full and accurate accounting records in accordance with generally accepted accounting principles consistently applied, and shall prepare quarterly financial and operating reports. Such reports shall be in such form as JACKSON and EAU may from time to time agree.

4.2 Right of Inspection. At all times after the JVC’s formation and organization, each Party shall have the right by its duly authorized representative or accountant to inspect and have full access to all properties, books of account, records and the like of the JVC and the JVC shall furnish to the requesting Party all information concerning the same which the requesting Party may reasonably require in connection with a complete examination thereof, and the requesting Party shall have the right to inspect and make copies from the books and records of the JVC at all reasonable times.

ARTICLE 5
DISTRIBUTION AND APPROPRIATION OF PROFITS

5.1 Sources of JVC Profits. It is contemplated that the initial of revenue and profit for the JVC will be revenues and profits derived from the sale of JACKSON Products.

(A) The JACKSON Products. The sales of the JACKSON Products described herein shall exclude revenues generated to the JACKSON Sales Agents. JACKSON shall deliver the JACKSON Products to the JVC at the price stated for each JACKSON Products on or attached to Exhibit “A”.

(B) The Undeveloped Products and Concept Products. With respect to the Jackson Products, the Undeveloped Products and Concept Products (if any), the Parties shall divide the net profits from the sale of the JACKSON Products, the Undeveloped Products and the Concept Products (if any), fifty percent (50%) to EAU and fifty percent (50%) to JACKSON, provided that JACKSON sells the Undeveloped Products and Concept Products (if any), to the JVC for the amount determined to be the manufacturing cost price.

5.2 Profits from Other Sources. Any profits derived by the JVC from revenue sources other than those described in Sections 5.1 of this Agreement, shall be distributed as described in Section 5.1.

5.3 Accumulated JVC Assets. In the event that JVC accumulates assets or income, if any, which has not been subject of appropriation and distribution, pursuant to Sections 5.1 and 5.2 of this Agreement, then the Parties shall receive fifty percent (50%) appropriation and distribution of the same, periodically, per the mutual agreement of the Parties, otherwise, upon termination of the JVC.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of JACKSON. JACKSON represents and warrants to EAU that:

(A) Organization and Existence. JACKSON is an individual has full corporate power and authority to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted. JACKSON owns the formulas of the JACKSON Products and any and all rights attached to or arising from the Undeveloped Products and Concept Products and does not require the approval, consent or agreement from any other third party entity and/ or individual to enter into this Agreement and deal with the JACKSON Products and the Undeveloped Products and Concept Products.

(B) Authority and Approval. JACKSON has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of JACKSON, enforceable against JACKSON in accordance with its terms. When executed the Operating Agreement will be a valid and binding obligation of JACKSON enforceable against JACKSON in accordance with its terms. No other act, approval or proceedings on the part of JACKSON or any other person or entity is or will be required to authorize the execution and delivery of this Agreement and the Operating Agreement by JACKSON or the consummation of the transactions contemplated by each.

(C) No Conflict. This Agreement and the Operating Agreement and the execution and delivery of each by JACKSON do not, and the fulfillment and compliance with the terms and conditions of each and the consummation of the transactions contemplated by each will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the articles of incorporation or bylaws of JACKSON, (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to JACKSON, (iii) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien, lease, agreement or instrument to which JACKSON is a party or by which it is bound or to which any of its assets or property is subject, or (iv) result in the creation of any lien, charge or encumbrance upon the assets or property of JACKSON under any such indenture, mortgage, lien, lease, agreement or instrument. JACKSON is not subject to any order, judgment, decree or award of any court or other judicial administrative or regulatory body or arbitrator having prospective effect.

(D) Compliance. To the best of its knowledge, JACKSON has complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal, state or local court or governmental authority or agency applicable to JACKSON with respect to its activities relating to the offer and sale of JACKSON Products.

(E) Disclosure. No representation or warranty by JACKSON contained in this Agreement, nor any statement contained in the Operating Agreement or in any Schedule, Exhibit, certificate, list or other instrument furnished or to be furnished by JACKSON to EAU pursuant to this Agreement or the Operating Agreement or in connection with the transactions contemplated by either, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact which is necessary in order to make the statements contained herein or therein not false or misleading. There is no fact known to JACKSON which materially adversely affects, or in the future may (as far as JACKSON can now reasonably foresee) materially adversely affect, the condition (financial or other), properties, assets, business, operations or prospects of JACKSON. All documents delivered or to be delivered by JACKSON to EAU pursuant to this Agreement are or will be true and complete copies of what they purport to be.

6.2 Representations and Warranties of EAU. EAU represents and warrants to JACKSON that:

(A) Organization and Existence. EAU is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EAU has full corporate power and authority to own and lease the properties and assets it now owns and leases and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted.

(B) Authority and Approval. EAU has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of EAU, enforceable against EAU in accordance with its terms. When executed the Operating Agreement will be a valid and binding obligation of EAU enforceable against EAU in accordance with its terms. No other act, approval or proceedings on the part of EAU or any other person or entity is or will be required to authorize the execution and delivery of this Agreement and the Operating Agreement by EAU or the consummation of the transactions contemplated by each.

(C) No Conflict. This Agreement and the Operating Agreement and the execution and delivery of each by EAU do not, and the fulfillment and compliance with the terms and conditions of each and the consummation of the transactions contemplated by each will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the articles of incorporation or bylaws of EAU, (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to EAU, (iii) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, lien, lease, agreement or instrument to which EAU is a party or by which it is bound or to which any of its assets or property is subject, or (iv) result in the creation of any lien, charge or encumbrance upon the assets or property of EAU under any such indenture, mortgage, lien, lease, agreement or instrument. EAU is not subject to any order, judgment, decree or award of any court or other judicial administrative or regulatory body or arbitrator having prospective effect.

(D) Compliance. To the best of its knowledge, EAU has complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal, state or local court or governmental authority or agency applicable to EAU with respect to its business activities relating to the offer and sale of EO Products and Aquagen Products.

(E) Disclosure. No representation or warranty by EAU contained in this Agreement, nor any statement contained in the Operating Agreement or in any Schedule, Exhibit, certificate, list or other instrument furnished or to be furnished by EAU to JACKSON pursuant to this Agreement or the Operating Agreement or in connection with the transactions contemplated by either, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact which is necessary in order to make the statements contained herein or therein not false or misleading. There is no fact known to EAU which materially adversely affects, or in the future may (as far as EAU can now reasonably foresee) materially adversely affect, the condition (financial or other), properties, assets, business, operations or prospects of EAU. All documents delivered or to be delivered by EAU to JACKSON pursuant to this Agreement are or will be true and complete copies of what they purport to be.

ARTICLE 7
ADDITIONAL AGREEMENTS AND COVENANTS

7.1 Conformity to Representations. From the date hereof to and including the Closing Date, neither JACKSON nor EAU will take any action that would cause any of the representations and warranties made, with respect to JACKSON or EAU, respectively, in this Agreement or with the Operating Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the date of this Agreement.

7.2 Survival. The provisions, covenants, rights, responsibilities, promises, pledges and titles accruing to and imposed upon JACKSON and EAU under this Agreement shall survive the reorganization, merger, acquisition, sale and/or change in management of either Party, so long as either Party is not in default under the terms and conditions of this Agreement at the time of such reorganization, merger, acquisition, sale and/or change in management.

ARTICLE 8
TERMINATION

8.1 Termination. This Agreement shall be terminated and the JVC dissolved accordingly upon the occurrence of any of the following events to the JVC:

(A) liquidation, bankruptcy or insolvency;

(B) termination of business by decision of the Members;

(C) the appointment of any trustee, receiver or liquidator for substantially all of the assets of the JVC

(D) the attachment, sequestration, execution or seizure of substantially all of the assets of the JVC, which attachment, sequestration, execution or seizure is not vacated within thirty (30) days from the institution thereof; or

(E) judicial, governmental or any sale other than a voluntary sale of substantially all of the assets of the JVC by its Manager.

8.2 Sale of Any Membership Interests by One of the Parties. This Agreement may be terminated by either JACKSON or EAU on not less than ten (10) days’ written notice to the other Party hereto, if either JACKSON or EAU shall cease to be the owner of all of the Membership Interests of the JVC.

8.3 Termination for Cause. This Agreement may be terminated by either JACKSON or EAU, and the JVC dissolved accordingly, in the event that the other Party hereto shall default in the performance of any of its undertakings in this Agreement and such default shall not be remedied to the reasonable satisfaction of the non-defaulting Party within sixty (60) days next after written notice of such default shall have been given to the defaulting Party, in which case such termination shall take place on the sixtieth (60th) day.

8.4 Insolvency or Merger. This Agreement may be terminated by either JACKSON or EAU, and the JVC dissolved accordingly, on not less than ten (10) days' written notice to the other Party hereto, effective upon the date stated in such notice, if the other Party shall file a petition in bankruptcy or for a receiver for all or any substantial portion of its property and assets, or if such petition shall be filed against the other Party and shall not be dismissed with thirty (30) days from its filing, or if the other Party shall file a petition for reorganization or to effect a composition with its creditors or such a petition shall be filed against the other Party and shall not be discharged within ninety (90) days after the date of its filing, or if the other Party shall make a general assignment for the benefit of creditors, and in the case of any such termination, all of the rights and obligations under and pursuant to this Agreement shall cease and terminate, except such as shall have accrued prior to termination, including but not limited to, any and all claims and demands for damages for any breach of any covenant contained in this Agreement, and except for the continuing obligations of JACKSON and EAU contained in this Agreement with respect to the confidential treatment of technical, economic and marketing information.

8.5 Effectiveness of the Relative Agreements. The termination of this Agreement shall not affect the effectiveness of any agreement executed by the Parties hereto and/or the JVC pursuant to this Agreement and such relative agreements shall continue to be effective until such relative agreements will be terminated in accordance with the terms thereof.

ARTICLE 9
NATURE AND SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1 Nature and Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by JACKSON or EAU in this Agreement and in any schedules, certificates or other documents delivered in connection with the transactions contemplated hereby shall survive the Closing and any investigation at any time made or any knowledge received by or on behalf of JACKSON or EAU; provided, however, that in the case of indemnification arising under Section 9.2(A) below, no Party shall have any liability unless it is given notice on or before the expiration of twelve (12) months after this Agreement’s execution Date asserting a claim with respect thereto and specifying the factual basis of such claim in reasonable detail to the extent known.

9.2 Indemnification. The Parties shall indemnify and hold harmless each other and the JVC, against all damage, loss, liability, diminution of value, or expense, including without limitation reasonable attorneys’ fees and costs related thereto, suffered or incurred by the other Party or the JVC arising from or in connection with:

(A) any misrepresentation or breach of representation or warranty by the indemnifying Party set forth in this Agreement or in any exhibit, schedule or certificate delivered pursuant hereto;

(B) any breach or non-fulfillment by the indemnifying Party of any covenant, agreement or other obligation set forth in this Agreement or in any exhibit, schedule or certificate delivered pursuant hereto;

(C) the failure of the indemnifying Party to pay, perform or discharge any obligation or liability which arises out of, or is attributable or relates to, the business conducted by the indemnifying Party on or prior to this Agreement’s execution and not expressly assumed by the JVC; or

(D) any claim, lawsuit or proceeding which arises out of, or is attributable or relates to, the business conducted by the indemnifying Party on or prior to this Agreement’s execution.

9.3 Indemnification Procedure. JACKSON or EAU, as the case may be, shall notify the Party against whom indemnification is sought promptly of any claim by any third party coming to its attention which may result in any liability hereunder on the other’s part. The indemnifying Party shall be entitled at its own expense to conduct the defense of any such third party claim with counsel of its own choosing, subject to approval by the party seeking indemnification (whose approval shall not be unreasonably withheld), but the Party seeking indemnification shall be entitled to participate in such defense with counsel of its own choosing and at its own expense, provided that control of the defense will remain with counsel for the indemnifying Party if the indemnifying Party has acknowledged unequivocally in writing its obligation to indemnify the other in regard to the claims to be defended against. Failure to give notice as provided herein shall not relieve the indemnifying Party of its obligations hereunder, except to the extent that the defense of any claim is prejudiced by such failure to give notice. The indemnifying Party shall have the right to compromise or settle for money damages only any claim giving rise to an obligation for indemnification hereunder; any claim compromised or settled by the indemnified Party shall not be subject to indemnification hereunder.

ARTICLE 10
CONFIDENTIALITY

10.1 Confidential Obligations. JACKSON and EAU each covenants and agrees, during the term of this Agreement and for a period of five (5) years thereafter, on behalf of its directors, officers, employees and agents to maintain in strict confidence and not to make any unauthorized use of any confidential information (the “Confidential Information”) received from the other Party and the JVC, as the case may be, pursuant to this Agreement. The Confidential Information shall be (A) disclosed in writing or in other tangible form and clearly marked as confidential at the time of disclosure, or (B) disclosed orally or in other intangible form and clearly indicated as confidential at the time of disclosure and, within thirty (30) days after such disclosure, followed up with a written notice stating the content and nature of such Confidential Information.

10.2 Exceptions. The obligations in this Section 10 will not apply to any information which (A) is or becomes available to the public other than by breach of this Agreement by the receiving Party, or (B) is or has been rightfully received by the receiving party from a third party, or disclosed by the disclosing Party to a third party, without any restrictions as to its use or disclosure, or (C) is or has been independently developed by the receiving Party.

ARTICLE 11
GENERAL PROVISIONS

11.1 Entire Agreement. This Agreement and related agreements executed concurrently herewith supersede all negotiations, commitments and writings prior to the date hereof pertaining to the subject matter of this Agreement and such related agreements. This Agreement shall not be changed or modified in any manner, except by mutual consent in writing of subsequent date signed by duly authorized representatives of both Parties hereto.

11.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assignees.

11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and delivered if delivered by messenger, or mailed by registered mail postage prepaid, return receipt requested, to the Parties at the lat known address of each Party (or at such other address for a Party as such Party shall from time to time specify by like notice). Such notice shall be deemed given on the date on which so delivered by messenger or on the third business day following the date on which so mailed.

11.4 Interpretation and Governing Law. This Agreement shall be interpreted in accordance with the plain English meaning of its terms and the construction thereof shall be governed by the laws of the State of Delaware.

11.5 Arbitration of Any Dispute. Except as expressly otherwise provided in this Agreement, any dispute arising out of or relating to the interpretation of any provisions of this Agreement or the failure of any Party to perform or comply with any obligations or conditions applicable to such Party pursuant to this Agreement (“Arbitral Claim”) shall be settled by binding arbitration, according to the Federal Arbitration Act, 9 U.S.C., Section 1 et seq, and the related Federal case law, inasmuch as this Agreement concerns transactions involving interstate commerce. Arbitral Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation. The Parties hereby waive any rights they may have to trial by jury in regard to arbitral claims. All arbitration matters shall be held and decided in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), but without the administration, cost or supervision of AAA. In any arbitration, the burden of proof shall be allocated as provided in applicable law, and the arbitrator(s) shall have the authority to award or grant legal, equitable and declaratory relief to the same extent as if the case were brought in a civil court.

(A) The place of arbitration of any dispute shall be Salt Lake City, Utah. The arbitrator(s) shall be selected as follows: The Parties shall jointly select one impartial arbitrator in the event the dispute is less than $50,000. In the event the Parties cannot agree on one arbitrator within ten (10) days, or the dispute is $50,000 or greater, then each Party shall select an impartial arbitrator within the following fourteen (14) days, and those two selected arbitrators shall select the third arbitrator who will comprise a three-person panel for arbitration. EAU and JACKSON shall instruct such arbitrator(s) to render a determination of any such dispute within four (4) months (earlier, if possible) after the appointment of the third arbitrator.

(B)Any Award rendered by the arbitrators shall be final and binding upon the Parties. Confirmation and enforcement of the decision and award rendered by the arbitrator or panel of arbitrators shall be binding and may be entered in any court having jurisdiction thereof for confirmation and enforcement. Each Party shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared between EAU and JACKSON, save and except, the arbitrator(s), in addition to declaratory relief, preliminary and permanent injunctive relief and compensatory damages, may award to the prevailing Party reasonable, expenses, fees and costs of attorneys.

(C)This Section 11.5 shall not prohibit a Party that may desire to seek and obtain such injunctive or other provisional remedies to prevent an anticipatory, threatened or continued breach of this Agreement, through the arbitration procedure stated herein or from seeking such injunctive relief from a court of competent jurisdiction in the event such breach would cause irreparable harm to that Party.

  11.6 Severability. In case any one or more of the provisions or portions of provisions, of this Agreement shall be deemed by any governmental authority or by the selected arbitrator(s) to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions contained herein shall not be in any way affected or impaired thereby.

11.7 Force Majeure. If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of force majeure, the Party so affected, upon giving prompt notice to the other Party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, that the Party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed; and provided, further, that whenever it appears advisable to a Party hereto to consent or stipulate to the entry of an arbitration Award or a judgment against it by a court of competent jurisdiction rather that incur substantial expense or great inconvenience, the entry of such arbitration Award or judgment shall excuse such Party from performance hereunder to the extent that such arbitration Award or judgment forbids or restrains such performance.

11.8 Assignment and Succession. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, but shall not be assignable by any Party other than a Person acquiring substantially all of its business and assuming all of its obligation and liabilities, except with the written consent of the other Party. In the event of any such assignment the transferor or assignor shall remain obligated to perform its own obligations and in addition shall be jointly and severally liable for the proper performance of the obligations of the transferee or assignee pursuant to this Agreement.

11.9 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties hereto, intending legally to be bound have caused this Agreement to be duly executed as of the day and year first hereinabove written.

WILLIAM R. JACKSON, PhD

By: /s/ William R. Jackson, PhD
William R. Jackson, PhD
Title: President

ELECTRIC AQUAGENICS UNLIMITED, INC.

By: /s/ John Hopkins
John Hopkins
Title:  President

EXHIBIT “A”
The JACKSON Products

The Marketed Products. The Marketed Products are described by name as follows:

The Bio-N-Liven Answer®
The Carbon Answer®
The Cleaner Answer®
The Disinfectant Answer®
The Livestock Answer®
Mineral Electrolyte Answer®

The six (6) above-listed Products are valued and priced at a minimum of Twenty-Four Dollars ($24) per gallon and JVC shall not sell said Products for less than Forty-Eight Dollars ($48) per gallon, wholesale.

The Undeveloped Products. The Undeveloped Products are described as follows:

Remediation Products
Cleaning (household) Products
Small Animal or Pet Products

The Concept Products. The Concept Products are described as follows:

Human Cleaning Products
Human Health Products

IN WITNESS WHEREOF, the Parties hereto, intending legally to be bound have caused this Agreement to be duly executed as of the day and year first hereinabove written.

WILLIAM R. JACKSON, PhD

By: /s/ William R. Jackson, PhD
William R. Jackson, PhD
Title: President

ELECTRIC AQUAGENICS UNLIMITED, INC.

By:  /s/ John Hopkins
John Hopkins
Title:  President

1

EXHIBIT “B”

EXCLUSIVE JVC Joint Venture Projects

1.	Silver application to EO and Aquagen equipment

2.	Blood Dialysis machines (Dr Stafford - Hospital Rena Group, US & Europe

3.	Poultry, Beef, Dairy and Pork facilities (excluding processing plants)

4.	Remediation (products only)

5.	Agriculture - all field treatment such as filed fungal treatment and control

6.	Jackson - Human products including use for Buildings, Cleaning & Sanitation

7.	Wal-Mart & Sam’s Club -- Buildings, Cleaning & Sanitation

8.	Proton - family-size EO Water Equipment

9.	Additional subjects to be considered

IN WITNESS WHEREOF, the Parties hereto, intending legally to be bound have caused this Agreement to be duly executed as of the day and year first hereinabove written.

WILLIAM R. JACKSON, PhD

By: /s/    William R. Jackson, PhD
William R. Jackson, PhD
Title: President

ELECTRIC AQUAGENICS UNLIMITED, INC.

By: /s/    John Hopkins
John Hopkins
Title:  President